Exhibit 99.1

May 17, 2019

Euronet Worldwide Prices €600 million Senior Notes Offering

LEAWOOD, Kan., May 17, 2019 (GLOBE NEWSWIRE) – Euronet Worldwide, Inc. (“Euronet” or the “Company”) (Nasdaq: EEFT), a leading electronic payments provider, today announced that it has priced a public offering of €600,000,000 aggregate principal amount of 1.375% senior notes due 2026 (“the Offering”). The Company expects to use the net proceeds from the Offering for general corporate purposes, which may include repayment of indebtedness, including indebtedness under the Company’s unsecured revolving credit facility, and share repurchases.

Merrill Lynch International, Barclays Bank PLC and Wells Fargo Securities International Limited acted as joint book-running managers for the Offering.

The Offering is being made pursuant to an effective shelf registration statement, previously filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”). The prospectus supplement and accompanying prospectus, as well as other documents the Company has filed with the SEC, include more complete information about the Company and the Offering. These documents are available on the SEC website at www.sec.gov.

Alternatively, copies of the prospectus supplement and accompanying prospectus relating to the Offering may be obtained by contacting Merrill Lynch International at 1-800-294-1322; Barclays Bank PLC at 1-888-603-5847; or Wells Fargo Securities International Limited at 1-800-645-3751.

This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

MiFID II professionals/ECPs-only / No PRIIPs KID – in the European Economic Area (EEA), the manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in the EEA.

About Euronet Worldwide, Inc.

Euronet Worldwide is an industry leader in processing secure electronic financial transactions. The Company offers payment and transaction processing solutions to financial institutions, retailers, service providers and individual consumers. These services include comprehensive ATM, POS and card outsourcing services, card issuing and merchant acquiring services, software solutions, cash-based and online-initiated consumer-to-consumer and business-to-business money transfer services, and electronic distribution of digital media and prepaid mobile phone time.

Euronet’s global payment network is extensive - including 42,034 ATMs, approximately 298,000 EFT POS terminals and a growing portfolio of outsourced debit and credit card services which are under management in 54 countries; card software solutions; a prepaid processing network of approximately 707,000 POS terminals at approximately 332,000 retailer locations in 47 countries; and a global money transfer network of approximately 377,000 locations serving 155 countries. With corporate headquarters in Leawood, Kansas, USA, and 65 worldwide offices, Euronet serves clients in approximately 165 countries. For more information, please visit the Company’s website at www.euronetworldwide.com.

Cautionary Statement Concerning Forward-Looking Statements

Statements contained in this news release that concern Euronet’s or its management’s intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet’s actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to: conditions in world financial markets and general economic conditions, including the effects in Europe of the negotiations related to the U.K.’s proposed departure from the E.U. and economic conditions in specific countries and regions; the effects of demonetization in India; technological developments affecting the market for our products and services; our ability to successfully introduce new products and services; foreign currency exchange rate fluctuations; the effects of any breach of our computer systems or those of our customers or vendors, including our financial processing networks or those of other third parties; interruptions in any of our systems or those of our vendors or other third parties; our ability to renew existing contracts at profitable rates; changes in fees payable for transactions performed for cards bearing international logos or over switching networks such as card transactions on ATMs; Visa’s rule change to allow our ATMs to provide DCC beginning mid-April 2019; our ability to comply with increasingly stringent regulatory requirements, including anti-money laundering, anti-terrorism, anti-bribery, consumer and data protection and the European Union’s General Data Privacy Regulation and Revised Payment Service Directive requirements; changes in laws and regulations affecting our business, including tax and immigration laws and any laws regulating payments, including DCC transactions; changes in our relationships with, or in fees charged by, our business partners; competition; the outcome of claims and other loss contingencies affecting Euronet; the cost of borrowing, availability of credit and terms of and compliance with debt covenants; and renewal of sources of funding as they expire and the availability of replacement funding. These risks and other risks are described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained via the SEC’s Edgar website or by contacting the Company or the SEC. In addition, the forward-looking statements contained in this press release concerning Euronet’s Offering are subject to uncertainties, including whether Euronet will consummate the Offering and the use of net proceeds from the Offering. Any forward-looking statements made in this release speak only as of the date of this release. Except as may be required by law, Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. The Company regularly posts important information to the investor relations section of its website.

CONTACT:     Euronet Worldwide, Inc.

     Stephanie Taylor

      +1-913-327-4200

Source: Euronet Worldwide, Inc.